UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01  -  OTHER EVENTS

Heron Lake BioEnergy, LLC (the “Company”) is a lender with respect to two credit facilities, under which it has entered into loan arrangements with Agrinatural Gas, LLC (“Agrinatural”). Additionally, Agrinatural provides natural gas to the Company’s ethanol production facility. The Company, through a wholly owned subsidiary, holds a 73.0% controlling interest in Agrinatural.

The credit facilities consist of the following: (i) a $3.06 million credit facility which matured on May 1, 2019, and (ii) a $3.5 million credit facility, which matured on May 1, 2019 (collectively, the “Credit Facilities”). As of May 7, 2019, Agrinatural is in default on the Credit Facilities. The Company has a security interest in Agrinatural’s assets and expects to be fully paid with regard to the Credit Facilities by Agrinatural. The Company expects no interruption in the service of natural gas to its ethanol production facility. The balance of the Credit Facilities as of October 31, 2018, the date of the Company’s most recently filed Form 10-K, was approximately $3.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: May 7, 2019	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer